UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2013

GDT TEK, Inc.
(Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

8110 Ulmerton Ave. Largo, Florida (Address of principal executive offices)	32803 (Zip Code)

(407) 574-4740
 Registrant's telephone number, including area code

  __________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On February 13, 2013 the Company entered into an agreement in principal to purchase one hundred percent (100%) of a certain business that supplies electricity to the grid from electrical generators that burn methane gas. The methane gas is the byproduct of the landfill that the business is located on. The landfill operation is located in the northern part of the United States near the Great Lakes. The agreement attached along with business financials requires a payment of $8,950,000 to be paid to the current owners of the business which is to be completed within 120 days from the date the agreement was signed.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

99.1 Form of Purchase Agreement

99.2 Financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 15, 2013	GDT TEK , INC.
/s/Bo Linton
By: Bo Linton
Its: President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)